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                                                           EXHIBIT 10.63




                                    GUARANTY

      THIS GUARANTY, dated as of July 3, 1997 ("Guaranty"), is made by ASC HOLDINGS, INC., a Maine corporation (together with its successors and assigns, the "Guarantor"), in favor of WOLF MOUNTAIN RESORTS, L.C., a Utah limited liability company ("Lender"), and its successors and assigns, in connection with the Promissory Note dated as of the date hereof, given by ASC UTAH, INC., a Maine corporation ("Maker"), to Lender (the "Note").

                              W I T N E S S E T H:

      WHEREAS, Maker is a wholly-owned subsidiary of Guarantor; and

      WHEREAS, Lender has agreed to sell to Maker and Maker has agreed to purchase from Lender those certain buildings, improvements and personal property constituting a portion of, or used in connection with, the Wolf Mountain Ski Resort and described more fully in that Purchase and Sale Agreement by and between Maker and Lender and dated as of the date of hereof ("Purchase and Sale Agreement"); and

      WHEREAS, the execution and delivery of the Note by the Maker and the Guaranty by the Guarantor are conditions to the obligation of Lender to close the transactions contemplated by the Purchase and Sale Agreement;

      NOW, THEREFORE, in consideration of the premises and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

                                    ARTICLE I

                                    GUARANTY

      SECTION 1.1 The Guaranty. Guarantor hereby unconditionally and irrevocably guarantees to Lender (a) the timely, complete and full performance by Maker of all of the obligations of Maker under the terms of the Note, and (b) the due, complete and punctual payment of all sums now or hereafter required to be paid to Lender by Maker under the Note (to the extent not theretofore paid by Guarantor or Maker) as and when the same shall become due and payable according to the terms thereof. The obligations of the Guarantor under this Guaranty are independent of the obligations of Lender and Maker under the Note, the Purchase and Sale Agreement and the Ground Lease Agreement of even date herewith by and between Maker and Lender, and Lender may proceed directly to enforce all of its rights under this Guaranty without proceeding against or joining Maker or any other person; provided, that the Guarantor shall have the same defenses to performance hereunder that Maker has under any obligations guaranteed hereby, except that Guarantor shall have no defense to performance based on the bankruptcy, insolvency, moratorium, reorganization or other similar proceeding affecting generally the enforcement of creditors' rights of Lender.
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      SECTION 1.2 Guaranty Unconditional. This Guaranty is a guaranty of payment, not collection. The obligations of the Guarantor under this Article I (the "Obligations") shall be unconditional, absolute, and irrevocable and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

      (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of Lender or Maker under the Note or any other document;

      (b) any modification or amendment of or supplement to the Note or any other document;

      (c) any change in the corporate existence, structure or ownership of the Guarantor, Lender or Maker or any insolvency, bankruptcy, moratorium, reorganization or other similar proceeding affecting generally the enforcement of creditors' rights of Lender or Maker;

      (d) any failure, omission or delay to enforce, assert, or exercise any right, power, privilege or remedy conferred on Lender by the terms of the Note or any other document or the waiver of any default thereunder; or

      (e) any other occurrence, circumstance, happening or event whatsoever, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense, release or discharge of the liabilities of the Guarantor or which might otherwise limit recourse against the Guarantor.

      SECTION 1.3 Continuing Guaranty. This Guaranty shall be a continuing guaranty and shall cover and secure any ultimate balance owing to Lender in respect of the Obligations, including all costs, charges and any expenses which they or any one or more of them may incur in enforcing or obtaining performance or the payment of the sums of money due to them hereunder, but no such party shall be obliged to seek any recourse against Maker or other persons or the collateral it may hold, if any, for the Obligations before being entitled to payment from the Guarantor. Lender may compromise or otherwise change the terms of any of the Obligations hereby guaranteed to it, in each case without consent of the Guarantor and without exonerating in whole or in part the Guarantor. The Guarantor acknowledges that this Guaranty has been delivered free of any conditions other than those set forth herein.

                                   ARTICLE II

                                  MISCELLANEOUS

      SECTION 2.1 Notices. All notices, requests, demands and other communications required or permitted to be given under this Guaranty shall be deemed to have been duly given if in writing and delivered personally, or five
(5) business days after being mailed first class, postage prepaid, registered or certified mail, or the next business day after being delivered to a nationally recognized overnight courier service that keeps receipts of delivery or upon delivery of a telecopy (provided it is later confirmed by one of the preceding methods), as follows:


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            If to Lender:

            WOLF MOUNTAIN RESORTS, L.C.
            4000 Parkwest Drive
            Part City, Utah 84098

            With a copy to:

            Bracewell & Patterson, L.L.P.
            South Tower, Pennzoil Place
            711 Louisiana St., Suite 2800
            Houston, Texas 77002-2781
            Attn:  Clark G. Thompson, Jr.

            If to Guarantor:

            ASC HOLDINGS, INC.
            c/o American Skiing Company
            Sunday River Road
            P. O. Box 450
            Bethel, Maine 04217

      Any party may change the address to which such communications are to be directed to it by giving written notice to the other in the manner specified in this Section 3.1.

      SECTION 2.2 Amendments and Waivers. Any provision of this Guaranty may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by Lender and the Guarantor.

      SECTION 2.3 Applicable Law. This Guaranty shall be construed in accordance with and governed by the laws of the State of Utah without regard to any choice of law provisions existing thereunder.

      SECTION 2.4 Successors and Assigns. All of the provisions of this Guaranty shall be binding upon the Guarantor and its permitted successors and assigns. None of the interests, rights or obligations of the Guarantor hereunder shall be assignable (whether by operation of law or otherwise) without the consent of Lender, which shall not be unreasonably withheld.

      SECTION 2.5 Remedies. (a) Upon any failure by the Guarantor to comply with its Obligations, Lender shall be authorized to demand specific performance of such provisions upon five (5) days' prior written notice to the Guarantor. The Guarantor hereby waives, to the extent permitted by applicable law, any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of the Obligations in any action brought therefor by Lender.


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      (b) The Guarantor hereby waives presentment, demands for performance, notices of nonperformance, and any other notice of any kind in connection with the Guaranty, other than the notice provided by Section 2.5 above.

      SECTION 2.6 Expenses. If the Guarantor shall default in any of its obligations hereunder, the Guarantor shall also pay the reasonable out-of-pocket costs of Lender (including reasonable fees and expenses of legal counsel) incurred in connection with the enforcement of this Guaranty against it.

      SECTION 2.7 Waiver of Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, the Guarantor shall not be entitled to, and shall not be subrogated to, any of the rights of Lender against Maker for the payment of the Obligations. If, notwithstanding the preceding sentence, any amount shall be paid to the Guarantor on account of such subrogation rights at any time when any of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for Lender, as the case may be, segregated from other funds of the Guarantor and, if payment of the Obligations by Guarantor is otherwise due, be turned over to Lender in the exact form received by the Guarantor (duly endorsed by the Guarantor to Lender if required), to be applied against the Obligations.

      SECTION 2.8 Reliance, Etc. All liabilities to which this Guaranty applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of Lender in exercising any right, power or privilege hereunder and no course of dealing between the Guarantor or Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which Lender would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

      SECTION 2.9 Delivery of Documents. The Guarantor acknowledges that executed (or conformed) copies of the Note and the Purchase and Sale Agreement have been delivered to it.

      SECTION 2.10 Judgments. If claim is ever made upon Lender for repayment or recovery of any amount or amounts received from or on behalf of Maker or the Guarantor in payment or on account of any of the Obligations and Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over Lender or any of Lender's property or (b) any settlement or compromise of any such claim effected by Lender with any such claimant (including Guarantor and Maker), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof and the Guarantor shall be and remain liable to Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Lender.



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      IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the date first above written.


                                       ASC HOLDING, INC.


                                       By: /s/ Julianne Cloutier
                                           -----------------------------

                                       Name: Julianne Cloutier
                                             ---------------------------

                                       Title: Vice President
                                              --------------------------


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